AGREEMENT AND DECLARATION OF TRUST

                                       of

                       TEMPLETON CAPITAL ACCUMULATOR FUND

                            a Delaware Business Trust

                          Principal Place of Business:

                             500 East Broward Blvd.
                       Fort Lauderdale, Florida 33394-3091



ARTICLE I.  Name and Definitions                                         1

     SECTION 1. NAME                                                     1
     SECTION 2. REGISTERED AGENT AND REGISTERED OFFICE;
                PRINCIPAL PLACE OF BUSINESS.                             2
          (A) REGISTERED AGENT AND REGISTERED OFFICE                     2
          (B) PRINCIPAL PLACE OF BUSINESS                                2
     SECTION 3. DEFINITIONS                                              2
     (A) "1940 ACT"                                                      2
     (B) "AFFILIATE"                                                     2
     (C) "BOARD OF TRUSTEES"                                             2
     (D) "BY-LAWS"                                                       2
     (E) "CERTIFICATE OF TRUST"                                          2
     (F) "CODE"                                                          2
     (G) "COMMISSION"                                                    2
     (H) "DBTA"                                                          3
     (I) "DECLARATION OF TRUST"                                          3
     (J) "GENERAL LIABILITIES"                                           3
     (K) "INTERESTED PERSON"                                             3
     (L) "INVESTMENT ADVISER" OR "ADVISER"                               3
     (M) "NATIONAL FINANCIAL EMERGENCY"                                  3
     (N) "PERSON"                                                        3
     (O) "PRINCIPAL UNDERWRITER"                                         3
     (P) "SERIES"                                                        3
     (Q) "SHARES"                                                        3
     (R) "SHAREHOLDER"                                                   4
     (S) "TRUST"                                                         4
     (T) "TRUST PROPERTY"                                                4
     (U) "TRUSTEE" OR "TRUSTEES"                                         4

     ARTICLE II. Purpose of Trust                                        5

     ARTICLE III. Shares                                                 8

     SECTION 1. DIVISION OF BENEFICIAL INTEREST                          8
     SECTION 2. OWNERSHIP OF SHARES                                      9
     SECTION 3. INVESTMENTS IN THE TRUST                                 9
     SECTION 4. STATUS OF SHARES AND LIMITATION OF PERSONAL
                LIABILITY                                               10
     SECTION 5. POWER OF BOARD OF TRUSTEES TO CHANGE PROVISIONS
                RELATING TO SHARES                                      10
     SECTION 6. ESTABLISHMENT AND DESIGNATION OF SERIES                 11
     (A) ASSETS HELD WITH RESPECT TO A PARTICULAR SERIES                11
     (B) LIABILITIES HELD WITH RESPECT TO A PARTICULAR SERIES           12
     (C) DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES          12
     (D) VOTING                                                         13
     (E) EQUALITY                                                       13
     (F) FRACTIONS                                                      13
     (G) EXCHANGE PRIVILEGE                                             13
     (H) COMBINATION OF SERIES                                          13
     (I) DISSOLUTION OR TERMINATION                                     13
     SECTION 7. INDEMNIFICATION OF SHAREHOLDERS                         14

     ARTICLE IV. The Board of Trustees                                  14

     SECTION 1. NUMBER, ELECTION, REMOVAL, RESIGNATION AND TENURE       14
     SECTION 2. TRUSTEE ACTION BY WRITTEN CONSENT WITHOUT A MEETING     15
     SECTION 3. POWERS; OTHER BUSINESS INTERESTS; REQUIRED VOTE.        15
     (A) POWERS                                                         15
     (B) OTHER BUSINESS INTERESTS                                       16
     (C) REQUIRED VOTE                                                  16
     SECTION 4. PAYMENT OF EXPENSES BY THE TRUST                        16
     SECTION 5. PAYMENT OF EXPENSES BY SHAREHOLDERS                     17
     SECTION 6. OWNERSHIP OF TRUST PROPERTY                             17
     SECTION 7. SERVICE CONTRACTS                                       17

     ARTICLE V. Shareholders' Voting Powers and Meetings                18

     SECTION 1. VOTING POWERS                                           18
     SECTION 2. QUORUM AND REQUIRED VOTE                                19
     SECTION 3. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING 19
     SECTION 4. RECORD DATES                                            20
     SECTION 5. ADDITIONAL PROVISIONS                                   20

     ARTICLE VI. Net Asset Value, Distributions and Redemptions         21

     SECTION 1. DETERMINATION OF NET ASSET VALUE, NET INCOME AND
                DISTRIBUTIONS                                           21
     SECTION 2. REDEMPTIONS AT THE OPTION OF A SHAREHOLDER              21
     SECTION 3. REDEMPTIONS AT THE OPTION OF THE TRUST                  22

     ARTICLE VII. Limitation on Liability of Trustees, Officers,
                  Employees and Other Agents                            23

     SECTION 1. LIMITATION ON LIABILITY                                 23
     SECTION 2. INSURANCE                                               24

     ARTICLE VIII. Miscellaneous                                        24
     SECTION 1. DISSOLUTION OF TRUST OR SERIES                          24
     SECTION 2. MERGER OR CONSOLIDATION; CONVERSION                     25
     (A) MERGER OR CONSOLIDATION                                        25
     (B) CONVERSION                                                     25
     SECTION 3. REORGANIZATION                                          26
     SECTION 4. MASTER-FEEDER STRUCTURE                                 26
     SECTION 5. AMENDMENTS                                              26
     SECTION 6. FILING OF COPIES, REFERENCES, HEADINGS                  27
     SECTION 7. APPLICABLE LAW                                          27
     SECTION 8. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS          27
     SECTION 9. BUSINESS TRUST ONLY                                     28
     SECTION 10. USE OF THE NAME "TEMPLETON"                            28







                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                       TEMPLETON CAPITAL ACCUMULATOR FUND

     AGREEMENT AND DECLARATION OF TRUST made as of this 4th day of December, 2001, by the Trustees hereunder, and by the holders of Shares to be issued hereunder as hereinafter provided.

                              W I T N E S S E T H:

     WHEREAS this Trust is being formed to carry on the business of an investment company; and

     WHEREAS this Trust is authorized to issue its Shares in separate Series, to divide Shares of any Series into two or more classes and to issue classes of Shares of any Series, all in accordance with the provisions hereinafter set forth; and

     WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware business trust in accordance with the provisions of the Delaware Business Trust Act (12 DEL. C.ss.3801, ET SEQ.), as amended from time to time (the "DBTA"), and the provisions hereinafter set forth.

     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets that they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares created hereunder as hereinafter set forth.

                                   ARTICLE I.

                              NAME AND DEFINITIONS

     Section  1.  NAME.  This  trust  shall  be  known  as  "Templeton   Capital
Accumulator Fund" and the Board of Trustees shall conduct the business of the Trust under that name, or any other name as it may from time to time determine.

     Section 2. REGISTERED AGENT AND REGISTERED OFFICE; PRINCIPAL PLACE OF BUSINESS.

     (a) REGISTERED AGENT AND REGISTERED OFFICE The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth on the Certificate of Trust.

     (b) PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Trust is located at 500 East Broward Blvd., Fort Lauderdale, Florida 33394-3091, or at such other location within or outside of the State of Delaware as the Board of Trustees may determine from time to time.

     Section 3. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "1940 ACT" shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (b) "AFFILIATE" shall have the same meaning as "affiliated person" as such term is defined in the 1940 Act when used with reference to a specified Person.

     (c) "BOARD OF TRUSTEES" shall mean the governing body of the Trust, that is comprised of the Trustees of the Trust;

     (d) "BY-LAWS" shall mean the By-Laws of the Trust, as amended or restated from time to time in accordance with Article X of the By-Laws, and incorporated herein by reference;

     (e) "CERTIFICATE OF TRUST" shall mean the certificate of trust to be filed with the Office of the Secretary of State of the State of Delaware as required under the DBTA to form the Trust, as amended or restated from time to time;

     (f) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder;

     (g) "COMMISSION" shall have the meaning given it in the 1940 Act;

     (h) "DBTA" shall mean the Delaware Business Trust Act (12 DEL. C.ss.3801, ET SEQ.), as amended from time to time;

     (i) "DECLARATION OF TRUST" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

     (j) "GENERAL  LIABILITIES"  shall have the meaning given it in Article III,
Section 6(b) of this Declaration Trust;

     (k) "INTERESTED PERSON" shall have the meaning given it in the 1940 Act;

     (l) "INVESTMENT ADVISER" or "ADVISER" shall mean a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(a) hereof;

     (m) "NATIONAL FINANCIAL EMERGENCY" shall mean the whole or any part of any period set forth in the 1940 Act. The Board of Trustees may, in its discretion, declare that the suspension relating to a national financial emergency shall terminate, as the case may be, on the first business day on which the New York Stock Exchange shall have reopened or the period specified in the 1940 Act shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board of Trustees shall be conclusive);

     (n)  "PERSON"  shall  include  a  natural  person,   partnership,   limited
partnership, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity;

     (o) "PRINCIPAL UNDERWRITER" shall have the meaning given to it in the 1940 Act;

     (p) "SERIES" shall refer to each Series of Shares established and designated under and in accordance with the provisions of Article III and shall mean an entity such as that described in the 1940 Act;

     (q) "SHARES" shall mean the outstanding shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;

     (r) "SHAREHOLDER" shall mean a record owner of Shares;

     (s) "TRUST" shall refer to the Delaware business trust formed pursuant to this Declaration of Trust and the filing of the Certificate of Trust with the Office of the Secretary of State of the State of Delaware;

     (t) "TRUST PROPERTY" shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or one or more of any Series thereof, including, without limitation, the rights referenced in Article VIII, Section 9 hereof;

     (u) "TRUSTEE" or "TRUSTEES" shall refer to each signatory to this Declaration of Trust as a trustee, so long as such signatory continues in office in accordance with the terms hereof, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or their capacity as a trustee or trustees hereunder.


                                   ARTICLE II.

                                PURPOSE OF TRUST

     The purpose of the Trust is to conduct, operate and carry on the business of a registered management investment company registered under the 1940 Act directly, or if one or more Series is established hereunder, through one or more Series, investing primarily in securities, and to exercise all of the powers granted to a business trust formed under the DBTA, including, without limitation, the following powers:

     (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust;

     (b) To exercise any and all rights, powers and privileges with reference to or incident to ownership or interest, use and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;

     (c) To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;

     (d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

     (e) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

     (f) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

     (g) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

     (h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

     (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

     (l) To purchase and pay for entirely out of Trust Property such insurance as the Board of Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, to the fullest extent permitted by this Declaration of Trust, the By-Laws and by applicable law; and

     (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

         (n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds.

     (o) To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property.

     (p) To borrow or raise moneys for any of the purposes of the Trust, and to mortgage or pledge the whole or any part of the property and franchises of the Trust, real, personal, and mixed, tangible or intangible, and wheresoever situated.

     (q) To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount.

     (r) To issue, purchase, sell and transfer, reacquire, hold, trade and deal in Shares, bonds, debentures and other securities, instruments or other property of the Trust, from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust, determine; and to repurchase, re-acquire and redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities.

     The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series. Neither the Trust nor the Board of Trustees shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the DBTA and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

                                  ARTICLE III.

                                     SHARES

     Section 1. DIVISION OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall at all times be divided into Shares, all without par value. The number of Shares authorized hereunder is unlimited. The Board of Trustees may authorize the division of Shares into separate and distinct Series and the division of any Series into separate classes of Shares in accordance with the 1940 Act. The different Series and classes shall be established and designated, and the variations in the relative rights and preferences as between the different Series and classes shall be fixed and determined by the Board of Trustees without the requirement of Shareholder approval. If no separate Series or classes of Series shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series and classes shall be construed (as the context may require) to refer to the Trust. The fact that a Series shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such Series are initially of a single class) shall not limit the authority of the Board of Trustees to establish and designate separate classes of said Series. The fact that a Series shall have more than one established and designated class, shall not limit the authority of the Board of Trustees to establish and designate additional classes of said Series, or to establish and designate separate classes of the previously established and designated classes.

     The Board of Trustees shall have the power to issue Shares of the Trust, or any Series and class thereof, from time to time for such consideration (but not less than the net asset value of the Trust or such Series or class, as the case may be) and in such form as may be fixed from time to time pursuant to the direction of the Board of Trustees.

     The Board of Trustees may hold as treasury shares, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Shares of the Trust or any Series or class thereof reacquired by the Trust. The Board of Trustees may classify or reclassify any unissued Shares or any Shares of the Trust or any Series or class thereof, that were previously issued and are reacquired, into one or more Series or classes that may be established and designated from time to time. Notwithstanding the foregoing, the Trust and any Series thereof may acquire, hold, sell and otherwise deal in, for purposes of investment or otherwise, the Shares of any other Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.

     Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and the Shareholders of the Trust or any Series or class, if any, shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto, provided that with respect to classes, such dividends and distributions shall comply with the 1940 Act. No Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series made pursuant to Article VIII, Section 1 hereof; provided however, that if the Shares of a Series are divided into classes thereof, no Share of a particular class shall have any priority or preference over any other Share of the same class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series made pursuant to Article VIII,
Section 1 hereof. All dividends and distributions shall be made ratably among all Shareholders of the Trust or a particular Series from the Trust Property held with respect to the Trust or such Series thereof, respectively, according to the number of Shares of the Trust or such Series held of record by such Shareholders on the record date for any dividend or distribution; provided however, that if the Shares of a Series are divided into classes thereof, all dividends and distributions from the Trust Property held with respect to such Series shall be distributed to each class of such Series according to the net asset value computed for such class and within such particular class, shall be distributed ratably to the Shareholders of such class according to the number of Shares of such class held of record by such Shareholders on the record date for any dividend or distribution. Shareholders shall have no preemptive or other right to subscribe to new or additional Shares or other securities issued by the Trust or any Series. The Board of Trustees may from time to time divide or combine the Shares of the Trust or any particular Series thereof into a greater or lesser number of Shares of the Trust or that Series, respectively. Such division or combination shall not materially change the proportionate beneficial interests of the Shares of the Trust or that Series, as the case may be, in the Trust Property held with respect to the Trust or that Series, as the case may be, or materially affect the rights of Shares of the Trust or any other Series.

     Any Trustee, officer or other agent of the Trust, and any organization in which any such Person is interested, may acquire, own, hold and dispose of Shares of the Trust or any Series and class thereof to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust or any Series may issue and sell or cause to be issued and sold and may purchase Shares from any such Person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of such Shares generally.

     Section 2. OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust kept by the Trust or by a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and class thereof that has been established and designated. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Board of Trustees may make such rules not inconsistent with the provisions of the 1940 Act as it considers appropriate for the issuance of Share certificates, the transfer of Shares of the Trust and each Series and class thereof, if any, and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of the Trust and each Series and class thereof and as to the number of Shares of the Trust and each Series and class thereof held from time to time by each such Shareholder.

     Section 3.  INVESTMENTS  IN THE TRUST.  Investments  may be accepted by the
Trust from such persons, at such times, on such terms, and for such consideration as the Board of Trustees may from time to time authorize. Each investment shall be credited to the individual Shareholder's account in the form of full or fractional Shares of the Trust or such Series (and class thereof, if any), as the purchaser may select, at the net asset value per Share next determined for the Trust or such Series after receipt of the investment; PROVIDED, HOWEVER, that the Principal Underwriter may, in its sole discretion, impose a sales charge upon investments in the Trust.

     Section 4. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving to Shareholders only the rights provided in this Declaration of Trust and under applicable law. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become bound as a party hereto. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Subject to Article III,
Section 6(i) hereof, the death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust and any Series thereof shall not operate to dissolve the Trust or any such Series, nor entitle the representative of any deceased, incapacitated, dissolved, terminated or bankrupt Shareholder to an accounting or to take any action in court or elsewhere against the Trust, the Trustees or any such Series, but entitles such representative only to the rights of said deceased, incapacitated, dissolved, terminated or bankrupt Shareholder under this Declaration of Trust. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. Each Share, when issued on the terms determined by the Board of Trustees, shall be fully paid and nonassessable. As provided in the DBTA, Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of a private corporation organized for profit under the general corporation law of the State of Delaware.

     Section 5. POWER OF BOARD OF TRUSTEES TO CHANGE PROVISIONS RELATING TO SHARES. Notwithstanding any other provision of this Declaration of Trust and without limiting the power of the Board of Trustees to amend or restate this Declaration of Trust or the Certificate of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, or the Certificate of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, PROVIDED that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not otherwise required by the 1940 Act or other applicable law. If Shares have been issued, Shareholder approval shall be required to adopt any amendment to this Declaration of Trust which would adversely affect to a material degree the rights and preferences of the Shares of the Trust or any Series or class thereof already issued; PROVIDED, HOWEVER, that in the event that the Board of Trustees determines that the Trust shall no longer be operated as an investment company in accordance with the provisions of the 1940 Act, the Board of Trustees may adopt such amendments to this Declaration of Trust to delete those terms the Board of Trustees identifies as being required by the 1940 Act.

     Subject to the foregoing paragraph, the Board of Trustees may amend any of the provisions set forth in paragraphs (a) through (i) of Section 6 of this
Article III.

     The Board of Trustees shall have the power, in its discretion, to make such elections as to the tax status of the Trust as may be permitted or required under the Code as presently in effect or as amended, without the vote of any Shareholder.

     Section 6. ESTABLISHMENT AND DESIGNATION OF SERIES

     Each Series shall be separate and distinct from any other Series, separate and distinct records on the books of the Trust shall be maintained for each Series, and the assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Trust or any other Series. Subject to Article II, each such Series shall operate as a separate and distinct investment medium, with separately defined investment objectives and policies and a distinct investment purpose.

     The establishment and designation of any Series or class thereof shall be effective upon the adoption of a resolution by not less than a majority of the then Board of Trustees, which resolution shall set forth such establishment and designation and may provide, to the extent permitted by the DBTA, for rights, powers and duties of such Series or class thereof otherwise than as provided below. Each such resolution shall be incorporated herein by reference upon adoption.

     Shares of each Series (and class thereof, where applicable) established pursuant to this Section 6, unless otherwise provided, to the extent permitted by the DBTA, in the resolution establishing such Series or class, shall have the following rights, powers and duties:

     (a) ASSETS HELD WITH RESPECT TO A PARTICULAR SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Board of Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     (b) LIABILITIES HELD WITH RESPECT TO A PARTICULAR SERIES. The assets of the Trust held with respect to a particular Series shall be charged against the liabilities, debts, obligations, costs, charges, reserves and expenses of the Trust incurred, contracted for or otherwise existing with respect to such Series. Such liabilities, debts, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular Series are herein referred to as "liabilities held with respect to" that Series. Any liabilities, debts, obligations, costs, charges, reserves and expenses of the Trust which are not readily identifiable as being liabilities held with respect to any particular Series (collectively "General Liabilities") shall be allocated by the Board of Trustees to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable. Each allocation of liabilities, debts, obligations, costs, charges, reserves and expenses by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All Persons who have extended credit that has been allocated to a particular Series, or who have a claim or contract that has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider shall be deemed nevertheless to have impliedly agreed to such limitation.

     Subject to the right of the Board of Trustees in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to that Series only, and not against the assets of any other Series or the Trust generally and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets held with respect to such Series. Notice of this limitation on liabilities between and among Series shall be set forth in the Certificate of Trust to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DBTA, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the DBTA relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series.

     (c) DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES. Notwithstanding any other provisions of this Declaration of Trust, including, without
limitation,  Article  VI, no dividend or distribution  including,   without
limitation, any distribution paid upon dissolution of the Trust or of any Series with respect to, nor any redemption or repurchase of, the Shares of any Series or class of such Series shall be effected by the Trust other than from the assets held with respect to such Series, nor, except as specifically provided in
Section 7 of this Article III, shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series or the Trust generally except, in the case of a right or claim against the assets held with respect to any other Series, to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (d) VOTING. All Shares of the Trust entitled to vote on a matter shall vote on the matter, separately by Series and, if applicable, by class, PROVIDED THAT:
(1) where the 1940 Act requires all Shares of the Trust to be voted in the aggregate without differentiation between the separate Series or classes, then all of the Trust's Shares shall vote in the aggregate; and (2) if any matter affects only the interests of some but not all Series or classes, then only the Shareholders of such affected Series or classes shall be entitled to vote on the matter.

     (e) EQUALITY. Each Share of any particular Series shall be equal to each other Share of such Series (subject to the rights and preferences with respect to separate classes of such Series).

     (f)FRACTIONS. A fractional Share of a Series shall carry proportionately all the rights and obligations of a whole Share of such Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and dissolution of the Trust or that Series.

     (g) EXCHANGE PRIVILEGE. The Board of Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act.

     (h) COMBINATION OF SERIES. The Board of Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series; PROVIDED that upon completion of such combination of Series, the proportionate interest of each Shareholder, in the assets and liabilities held with respect to the combined Series shall equal the proportionate interest of each such Shareholder in the assets and liabilities held with respect to each Series that was combined.

     (i) DISSOLUTION OR TERMINATION. Any particular Series shall be dissolved upon the occurrence of the applicable dissolution events set forth in Article VIII, Section 1. In addition, at any time that there are either no Shares outstanding of any particular Series, or in the discretion of the Board of Trustees, as may be permitted by the 1940 Act, the Board of Trustees may, by resolution of a majority of the Board of Trustees, dissolve such Series. Upon dissolution, the Trustees shall wind up the affairs of such Series in accordance with Article VIII Section 1 and thereafter, rescind the establishment and designation thereof. The Board of Trustees shall, by resolution of a majority of the Board of Trustees, terminate any particular class and rescind the establishment and designation thereof upon the vote of not less than a majority of the Shares outstanding and entitled to vote of such class. In addition, the Board of Trustees may, by resolution of a majority of the Board of Trustees, terminate such class and rescind the establishment and designation thereof: (i) at the discretion of the Board of Trustees, by written notice to the Shareholders of that class or (ii) at any time that there are no Shares outstanding of such class; PROVIDED, HOWEVER, that upon the rescission of the establishment and designation of any particular Series, every class of such Series shall thereby be terminated and its establishment and designation rescinded. Each resolution of the Board of Trustees pursuant to this Section 6(i) shall be incorporated herein by reference upon adoption.

     Section 7. INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been a Shareholder of the Trust or a Shareholder of a particular Series thereof, and not because of such Person's acts or omissions, the Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust or out of the assets of such Series thereof, as the case may be, against all loss and expense arising from such claim or demand; PROVIDED, HOWEVER, there shall be no liability or obligation of the Trust or any particular Series thereof arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Shares.

                                   ARTICLE IV.

                              THE BOARD OF TRUSTEES

     Section 1. NUMBER, ELECTION, REMOVAL, RESIGNATION AND TENURE. The number of Trustees constituting the entire Board of Trustees may be fixed from time to time by the vote of a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner than any of such events, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor.

     The Shareholders shall elect Trustees at any meeting of Shareholders called by the Board of Trustees, by the chairperson of the Board or by the president for that purpose or, to the extent provided by the 1940 Act, called by the Shareholders for that purpose. The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove Trustees with or without cause. Shareholders shall have the power to remove a Trustee only to the extent provided by the 1940 Act. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Board of Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some later time.

     Section 2. TRUSTEE ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any meeting of the Board of Trustees or any committee thereof may be taken without a meeting if a consent or consents in writing setting forth the action so taken is signed by the Trustees having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Trustees on the Board of Trustees or any committee thereof, as the case may be, were present and voted. All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust's records.

     Section 3. POWERS; OTHER BUSINESS INTERESTS; REQUIRED VOTE.

     (a) POWERS. Subject to the provisions of this Declaration of Trust, the business of the Trust (including every Series thereof) shall be managed by or under the direction of the Board of Trustees, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility. The Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the administration of the Trust (including every Series thereof). The Board of Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets and the business of the Trust (including every Series thereof) to the same extent as if the Board of Trustees was the sole owner of such assets and business in its own right, including such authority, power and control to do all acts and things as it, in its sole discretion, shall deem proper to accomplish the purposes of this Trust. Without limiting the foregoing, the Board of Trustees may: (1) adopt, amend, restate and repeal By-Laws not inconsistent with this Declaration of Trust and the By-Laws providing for the regulation and management of the affairs of the Trust (including every Series thereof); (2) fill vacancies in or remove from its number in accordance with this Declaration of Trust and the By-Laws; (3) elect and remove such officers and appoint and terminate such agents as it considers appropriate, in accordance with this Declaration of Trust and the By-Laws; (4) appoint from its own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Board of Trustees determines, in accordance with this Declaration of Trust and the By-Laws; (5) employ one or more custodians of the Trust Property and may authorize such custodians to employ subcustodians and to deposit all or any part of such Trust Property in a system or systems for the central handling of securities or with a Federal Reserve Bank; (6) retain a transfer agent, dividend disbursing agent, a shareholder servicing agent or administrative services agent, or any portion or all of them; (7) provide for the issuance and distribution of Shares directly or through one or more Principal Underwriters or otherwise; (8) retain one or more Investment Adviser(s); (9) redeem, repurchase and transfer Shares pursuant to applicable law; (10) set record dates for the determination of Shareholders with respect to various matters, in the manner provided in Article V, Section 4 of this Declaration of Trust; (11) declare and pay dividends and distributions to Shareholders from the Trust Property, in accordance with this Declaration of Trust and the By-Laws; (12) establish and designate from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series or class thereof; and (13) in general delegate such authority as it considers desirable to any officer of the Trust, to any committee of the Board of Trustees and to any agent or employee of the Trust or to any such custodian, transfer, dividend disbursing or shareholder servicing agent, Principal Underwriter or Investment Adviser, in accordance with this Declaration of Trust and the By-Laws. Any determination as to what is in the best interests of the Trust or any Series (or class) thereof made by the Board of Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Board of Trustees.

     (b) OTHER BUSINESS INTERESTS. The Trustees shall devote to the affairs of the Trust (including every Series thereof) such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders, partners or employees of the Trustees, shall be expected to devote their full time to the performance of such duties. The Trustees, or any Affiliate, shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in, or possess an interest in, any business or venture other than the Trust or any Series thereof, of any nature and description, independently or with or for the account of others. None of the Trust, any Series thereof or any Shareholder shall have the right to participate or share in such other business or venture or any profit or compensation derived therefrom.

     (c) REQUIRED VOTE. Unless otherwise specified herein or in the By-Laws or required by law, the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees, subject to Article III, Section 7 of the By-Laws.

     Section 4. PAYMENT OF EXPENSES BY THE TRUST. The Board of Trustees is authorized to pay or cause to be paid out of the principal or income of the Trust or any particular Series or class, or partly out of the principal and partly out of the income of the Trust or any particular Series or class, and to charge or allocate the same to, between or among such one or more of the Series or class that may be established or designated pursuant to Article III, Section 6, as it deems fair, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Trust or a particular Series or class, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses, fees, charges, taxes and liabilities for the services of the Trust's officers, employees, Investment Adviser, Principal Underwriter, auditors, counsel, custodian, sub-custodian (if any), transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

     Section 5. PAYMENT OF EXPENSES BY SHAREHOLDERS. The Board of Trustees shall have the power, as frequently as it may determine, to cause each Shareholder of the Trust, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, dividend disbursing, shareholder servicing or similar agent, an amount fixed from time to time by the Board of Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

     Section 6. OWNERSHIP OF TRUST PROPERTY. Legal title to all of the Trust Property shall at all times be considered to be vested in the Trust, except that the Board of Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law.

         Section 7. SERVICE CONTRACTS

     (a) Subject to such requirements and restrictions as may be set forth in this Declaration of Trust, the By-Laws and/or the 1940 Act, the Board of
Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series thereof with any corporation, trust, association or other organization, including any Affiliate; and any such contract may contain such other terms as the Board of Trustees may determine, including without limitation, delegation of authority to the Investment Adviser or administrator to determine from time to time without prior consultation with the Board of Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust's or a particular Series' investments, or such other activities as may specifically be delegated to such party.

     (b) The Board of Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, including any Affiliate, appointing it or them as the exclusive or nonexclusive placement agent, distributor or Principal Underwriter for the Shares of the Trust or one or more of the Series or classes thereof or for other securities to be issued by the Trust, or appointing it or them to act as the custodian, transfer agent, dividend disbursing agent and/or shareholder servicing agent for the Trust or one or more of the Series or classes thereof.

     (c) The Board of Trustees is further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of its Series, as the Board of Trustees determines to be in the best interests of the Trust or one or more of its Series.

     (d) None of the following facts or circumstances shall affect the validity of any of the following contracts or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust, any Series thereof or the Shareholders, provided that the establishment of and performance of each such contract is permissible under the provisions of the 1940 Act:

          (i) the fact that any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, placement agent, Principal Underwriter, distributor, or Affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or Affiliate of any organization with which an Adviser's, management or administration contract, or placement agent's or Principal Underwriter's or distributor's contract, or custodian, transfer, dividend disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or

          (ii) the fact that any corporation, trust, association or other organization with which an Adviser's, management or administration contract or placement agent's or Principal Underwriter's or distributor's contract, or custodian, transfer, dividend disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made also has an Adviser's, management or administration contract, or placement agent's or Principal Underwriter's or distributor's contract, or custodian, transfer, dividend disbursing, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests.

     (e) Every contract referred to in this Section 7 shall comply with such requirements and restrictions as may be set forth in this Declaration of Trust, the By-Laws and the 1940 Act and as may be stipulated by resolution of the Board of Trustees; and any such contract may contain such other terms as the Board of Trustees may determine.

                                   ARTICLE V.

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1. VOTING POWERS. Subject to the provisions of Article III, Section 6(d) hereof, the Shareholders shall have power to vote only (i) for the election of Trustees, including the filling of any vacancies in the Board of Trustees, as set forth in Article IV, Section 1 hereof and the By-Laws; (ii) for the removal of a Trustee, but only to the extent provided by the 1940 Act; (iii) on such additional matters relating to the Trust or any Series (or class) thereof as may be required by this Declaration of Trust, the By-Laws, the 1940 Act and any registration statement of the Trust filed with the Commission; and (iv) on such other matters as the Board of Trustees may consider necessary or desirable. Subject to Article III hereof, the Shareholder of record (as of the record date established pursuant to Section 4 of this Article V) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share. Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter.

     Section 2. QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, forty percent (40%) of the Shares present in person or represented by proxy and entitled to vote shall constitute a quorum at a Shareholders' meeting. When a separate vote by one or more Series or classes is required, forty percent (40%) of the Shares of each such Series or class present in person or represented by proxy and entitled to vote shall constitute a quorum at the Shareholders' meeting of such Series or class. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present. Subject to any provision of this Declaration of Trust, the By-Laws or applicable law that requires a different vote: (1) in all matters other than the election of Trustees, the affirmative vote of not less than a majority of the votes cast of the Shares entitled to vote, present in person or represented by proxy at a Shareholders' meeting at which a quorum is present shall be the act of the Shareholders; and (2) Trustees shall be elected by not less than a plurality of the votes cast of the Shares entitled to vote, present in person or represented by proxy at a Shareholders' meeting at which a quorum is present. Pursuant to
Article III, Section 6(d), where a separate vote by Series and, if applicable, by classes is required, the preceding sentence shall apply to such separate votes by Series and classes.

     Abstentions and broker non-votes will be treated as votes present at a Shareholders' meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote "against" on proposals requiring a majority of outstanding voting securities for approval.

     Section 3. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent or consents in writing setting forth the action so taken is signed by the holders of Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder giving a written consent or the Shareholder's proxyholder or a personal representative of the Shareholder or its respective proxyholder may revoke the consent by a writing received by the secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the secretary.

     If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the secretary shall give prompt notice of the action taken without a meeting to such Shareholders. This notice shall be given in the manner specified in the By-Laws.

     Section 4. RECORD DATES. For purposes of determining the Shareholders entitled to notice of, or vote at, any meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than one hundred and twenty (180) days nor less than seven (7) days before the date of any such meeting. For purposes of determining the Shareholders entitled to give consent to action without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than thirty
(30) days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees.

     If the Board of Trustees does not so fix a record date:

     (a) The record date for determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first signed written consent setting forth the action taken is delivered to the Trust, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action.

     For the purpose of determining the Shareholders of the Trust or any Series or class thereof who are entitled to receive payment of any dividend or of any other distribution, the Board of Trustees may from time to time fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days before the date for the payment of such dividend or such other distribution. Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or classes.

     Section  5.  ADDITIONAL   PROVISIONS.   The  By-Laws  may  include  further
provisions for Shareholders' votes, meetings and related matters.


                                   ARTICLE VI.

                 NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS

     Section 1. DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS. Subject to Article III, Section 6 hereof, the Board of Trustees shall have the power to fix an initial offering price for the Shares of the Trust or any Series or class thereof, respectively, that shall yield to the Trust or such Series or class not less than the net asset value thereof, at which price the Shares of the Trust or such Series or class, respectively, shall be offered initially for sale, and to determine from time to time thereafter the offering price which shall yield to the Trust or such Series or class, respectively, not less than the net asset value thereof from sales of the Shares of the Trust or such Series or class; PROVIDED, HOWEVER, that no Shares of the Trust or a Series or class thereof shall be issued or sold for consideration which shall yield to the Trust or such Series or class, respectively, less than the net asset value thereof next determined after the receipt of the order, except in the case of Shares of the Trust or such Series or class issued in payment of a dividend properly declared and payable.

     Subject to Article III, Section 6 hereof, the Board of Trustees, in its absolute discretion, may prescribe and shall set forth in the By-laws, this Declaration of Trust or in a resolution of the Board of Trustees such bases and time for determining the net asset value per Share, or net asset value of the Shares, of the Trust or any Series or class thereof or net income attributable to the Shares of the Trust or any Series or class thereof, or the declaration and payment of dividends and distributions on the Shares of the Trust or any Series or class thereof, as it may deem necessary or desirable.

     Section 2. REDEMPTIONS AT THE OPTION OF A SHAREHOLDER. Unless otherwise provided in the prospectus of the Trust relating to the Shares, as such prospectus may be amended from time to time ("Prospectus"):

     (a) The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Board of Trustees may from time to time authorize; and the Trust shall pay therefore the net asset value thereof, in accordance with this Declaration of Trust, the By-Laws, the 1940 Act and other applicable law. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is received in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any National Financial Emergency which makes it impracticable for the Trust to dispose of the investments of the Trust or the applicable Series or to determine fairly the value of the net assets held with respect to the Trust or such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Board of Trustees. If certificates have been issued to a Shareholder, any such request by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

     (b) Payments for Shares so redeemed by the Trust shall be made in cash, except payment for such Shares may, at the option of the Board of Trustees, or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind. In case of any payment in kind, the Board of Trustees, or its authorized officers, shall have absolute discretion as to what security or securities of the Trust or the applicable Series shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act or the provisions of the Employee Retirement Income Security Act of 1974, as amended, or any other applicable law, shall receive cash. Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

     (c) Payment for Shares so redeemed by the Trust shall be made by the Trust as provided above within seven days after the date on which the redemption request is received in good order; provided, however, that if payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made, which may not necessarily occur within such seven-day period. Moreover, redemptions may be suspended in the event of a National Financial Emergency. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

     (d) The right of Shareholders to receive dividends or other distributions on Shares of any class may be set forth in a plan adopted by the Board of Trustees and amended from time to time pursuant to the 1940 Act. The right of any Shareholder of the Trust or any Series or CLASS thereof to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed, except the right of such Shareholder to receive payment for such Shares, shall cease at the time the purchase price of such Shares shall have been fixed, as provided above.

     Section 3. REDEMPTIONS AT THE OPTION OF THE TRUST. The Board of Trustees may, from time to time, without the vote of the Shareholders, but subject to the 1940 Act, redeem Shares or authorize the closing of any Shareholder account, subject to such conditions as may be established by the Board of Trustees.

                                  ARTICLE VII.

                      LIMITATION OF LIABILITY OF TRUSTEES,

                      OFFICERS, EMPLOYEES AND OTHER AGENTS

     Section 1. LIMITATION OF LIABILITY

     (a) For the purpose of this Article, "Agent" means any person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "Proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.

     (b) An Agent shall be liable to the Trust and to any Shareholder solely for such Agent's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Agent, and for nothing else.

     (c) To the fullest extent that limitations on the liability of Trustees and officers are permitted by the DBTA, the officers and Trustees shall not be responsible or liable in any event for any act or omission of: any Agent of the Trust; any Investment Adviser, Principal Underwriter or placement agent of the Trust; or with respect to each Trustee and officer, the act or omission of any other Trustee or officer, respectively. Nothing herein contained shall limit the liability of any Agent from or against any liability to the Trust or to any Shareholder to which such Agent would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its respective duties to the Trust or the Shareholders.

     (d) No Agent, when acting in its respective capacity as such, shall be personally liable to any Person other than the Trust or a Shareholder for any act, omission or obligation of the Trust or any Trustee thereof.

     (e) The exercise by the Trustees and officers of their powers and discretions hereunder shall be binding upon everyone interested. The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, the By-Laws and their respective duties as officers or Trustees. No such officer or Trustee shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice. The officers and Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     (f) The limitation on liability contained in this Article applies to events occurring at the time a Person serves as an Agent whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.

     Section 2. INSURANCE. To the fullest extent permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust Property, insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by an Agent in connection with any Proceeding in which such Agent becomes involved by virtue of such Agent's capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Agent against such liability.

                                  ARTICLE VIII.

                                 MISCELLANEOUS

     Section 1. DISSOLUTION OF TRUST OR SERIES. The Trust and each Series shall have perpetual existence, except that the Trust (or a particular Series) shall be dissolved upon:

     (a) With respect to the Trust, the vote of not less than a majority of the Shares of the Trust entitled to vote or by the Board of Trustees by written notice to the Shareholders; or

     (b) With respect to a particular Series, the vote of not less than a majority of the Shares of that Series entitled to vote or by the Board of Trustees by written notice to the Shareholders of that Series; or

     (c) With respect to the Trust (or a particular Series), upon the occurrence of a dissolution or termination event pursuant to any other provision of this Declaration of Trust or the DBTA; or

     (d) With respect to any Series, upon any event that causes the dissolution of the Trust.

     Upon dissolution of the Trust (or a particular Series, as the case may be), the Trustees shall (in accordance with Section 3808 of the DBTA) pay or make reasonable provision to pay all claims and obligations of the Trust and/or each Series (or the particular Series, as the case may be), including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown. If there are sufficient assets held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including without limitation, cash, securities or any combination thereof) held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of the Trust and/or each Series (or the particular Series, as the case may be), ratably according to the number of Shares of the Trust and/or such Series thereof (or the particular Series, as the case may be), held by the several Shareholders on the record date for such dissolution distribution; provided however, that if the Shares of a Series are divided into classes thereof, any remaining assets (including without limitation, cash, securities or any combination thereof) held with respect to such Series shall be distributed to each class of such Series according to the net asset value computed for such class and within such particular class, shall be distributed ratably to the Shareholders of such class according to the number of Shares of such class held by the several Shareholders on the record date for such dissolution distribution. Upon the winding up of the Trust in accordance with Section 3808 of the DBTA and its termination, not less than a majority of the Trustees shall execute, and cause to be filed, a certificate of cancellation, with the Office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the DBTA.

     Section 2. MERGER OR CONSOLIDATION; CONVERSION

     (a) MERGER OR CONSOLIDATION. Pursuant to an agreement of merger or consolidation, a majority of the Board of Trustees may cause the Trust to merge or consolidate with or into one or more business trusts or "other business entities" (as defined in Section 3801 of the DBTA) formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration of Trust which would otherwise require the approval of such Shareholders; provided however, that the Board of Trustees shall provide thirty (30) days' prior written notice to the Shareholders of such merger or consolidation. Upon completion of the merger or consolidation, if the Trust is the surviving or resulting business trust, all of the Trustees shall execute, and cause to be filed, a certificate of merger or consolidation in accordance with Section 3815 of the DBTA.

         (b) CONVERSION. A majority of the Board of Trustees may, without the vote of the Shareholders, but upon thirty (30) days' prior written notice to the Shareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership (including a registered limited liability limited partnership) or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to
Section 3821 of the DBTA; (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 2 of this Article VIII, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; PROVIDED, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the "vote of a majority of the outstanding voting securities," as such phrase is defined in the 1940 Act, of the Trust or Series, as applicable; PROVIDED, FURTHER, that in all respects not governed by statute or applicable law, the Board of Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate business trust or trusts (or series thereof). When the conversion of the Trust under Subsection
(b)(i) of this Section 2 shall have become effective, all of the Trustees shall execute, and cause to be filed, a certificate of cancellation, with the Office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the DBTA.

     Section 3. REORGANIZATION. A majority of the Board of Trustees may, without the vote of Shareholders, but upon thirty (30) days' prior written notice to the Shareholders, cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust, or all or substantially all of the assets associated with any one or more Series, to another trust, business trust, partnership, limited partnership, limited liability company, association or corporation organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets associated with one or more other Series of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with each Series the assets of which are so transferred, or (b) not being made subject to, or not with the assumption of, such liabilities; provided, however, that, if required by the 1940 Act, no assets of the Trust or assets associated with any particular Series shall be so sold, conveyed and transferred unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the "vote of a majority of the outstanding voting securities," as such phrase is defined in the 1940 Act, of the Trust or that Series, as applicable. Following such sale, conveyance and transfer, the Board of Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities associated with and any other differences among the various Series the assets associated with which have so been sold, conveyed and transferred) ratably among the Shareholders of the Trust or the Shareholders of the Series the assets associated with which have been so sold, conveyed and transferred (giving due effect to the differences among the various classes within each such Series); and if all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved.

     Section 4. MASTER-FEEDER STRUCTURE. The Trust may, at the discretion of the Board of Trustees, as may be permitted by the 1940 Act, and upon the resolution of a majority of the then Trustees, convert to a master-feeder structure ., in which the feeder fund invests all of its assets into a master fund, rather than making investments in securities directly. Existing Series of the Trust may either become feeders into a master fund, or themselves become master funds into which other funds may be feeders.

     Section 5. AMENDMENTS. Subject to the provisions of Article III, Section 5 hereof, this Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by not less than a majority of the Board of Trustees and, if required by this Declaration of Trust or the 1940 Act, by approval of such amendment by Shareholders in accordance with Article V hereof, and Article III, Section 6(d) and (e) hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein. The Certificate of Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

     The Board of Trustees may amend or repeal any provision of the By-Laws to the extent that the By-Laws do not reserve that right to the Shareholders.

     Section 6. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the principal executive office of the Trust where it may be inspected during regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust for any purpose reasonably related to such Shareholder's interest as a Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this Declaration of Trust and in any such restatements and/or amendments, references to this instrument, and all expressions of similar effect to "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 7. APPLICABLE LAW. This Declaration of Trust (including the By-Laws incorporated herein by reference) is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and the Code. The Trust shall be a Delaware business trust pursuant to the DBTA, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a business trust.

     Section 8. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS

     (a) The provisions of this Declaration of Trust (including the By-Laws incorporated herein by reference) are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DBTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust (or the By-Laws) from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust (or the By-Laws) or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this Declaration of Trust (or the By-Laws) shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust (or the By-Laws) in any jurisdiction.

     Section 9.  BUSINESS  TRUST ONLY.  It is the  intention  of the Trustees to create a business trust pursuant to the DBTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of the DBTA between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to the DBTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     Section 10. USE OF THE NAME "TEMPLETON". The name "Templeton" and all rights to the use of the name "Templeton" belongs to Templeton Investment Counsel, LLC or an affiliate of Templeton Investment Counsel, LLC ("Templeton"). Templeton has consented to the use by the Trust of the identifying word "Templeton" and has granted to the Trust a nonexclusive license to use the name "Templeton" as part of the name of the Trust and the name of any Series of Shares. In the event Templeton or an affiliate of Templeton is not appointed as Manager and/or Principal Underwriter or ceases to be the Manager and/or Principal Underwriter of the Trust or of any Series using such names, the non-exclusive license granted herein may be revoked by Templeton and the Trust shall cease using the name "Templeton" as part of its name or the name of any Series of Shares, unless otherwise consented to by Templeton or any successor to its interests in such names.


IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust on the 4th day of December, 2001.


/s/HARRIS J. ASHTON                         /s/CHARLES B. JOHNSON
------------------------------              ------------------------------
Harris J. Ashton                            Charles B. Johnson
191 Clapboard Ridge Road                    One Franklin Parkway
Greenwich, Connecticut 06830                San Mateo, California


/s/NICHOLAS F. BRADY                        /s/CHARLES E. JOHNSON
------------------------------              ------------------------------
Nicholas F. Brady                           Charles E. Johnson
16 North Washington Street                  One Franklin Parkway
Easton, Maryland 21601                      San Mateo, California


/s/FRANK J. CROTHERS                        /s/BETTY P. KRAHMER
------------------------------              ------------------------------
Frank J. Crothers                           Betty P. Krahmer
P.O. Box N-3238, Lyford Cay                 2201 Kentmere Parkway
Nassau, Bahamas                             Wilmington, Delaware 19806


/s/S. JOSEPH FORTUNATO                      /s/GORDON S. MACKLIN
------------------------------              ------------------------------
S. Joseph Fortunato                         Gordon S. Macklin
Park Avenue at Morris County,               8212 Burning Tree Road
P.O. Box 1945                               Bethesda, Maryland 20817
Morristown, New Jersey 07962-1945


/s/ANDREW H. HINES, JR.                    /s/FRED R. MILLSAPS
------------------------------              ------------------------------
Andrew H. Hines, Jr.                        Fred R. Millsaps
One Progress Plaza, Suite 290               2665 NE 37th Drive
St. Petersburg, Florida 33701               Fort Lauderdale, Florida 33308


/s/EDITH E. HOLIDAY                         /s/CONSTANTINE D. TSERETOPOULOS
------------------------------              ------------------------------
Edith E. Holiday                            Constantine D. Tseretopoulos
3239 38th Street, NW                        P.O. Box N-7776, Lyford Cay
Washington, DC 20016                        Nassau, Bahamas